Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE February 25, 2026

McGrath Announces Results for Fourth Quarter 2025

and Announces 35th Annual Dividend Increase

Livermore, CA - February 25, 2026 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced total revenues for the quarter ended December 31, 2025 of $256.8 million, an increase of 5% compared to the fourth quarter of 2024. The Company reported net income of $49.8 million, or $2.02 per diluted share, for the fourth quarter of 2025, compared to net income of $38.9 million, or $1.58 per diluted share, for the fourth quarter of 2024.

Total revenues for the full year ended December 31, 2025 increased to $944.2 million, an increase of 4%, from $910.9 million in 2024, with adjusted EBITDA increasing $10.7 million, or 3%, to $362.5 million. Net income for the year ended December 31, 2025 was $156.3 million, or $6.35 per diluted share, compared to $231.7 million, or $9.43 per diluted share, in 2024. Excluding the $180.0 million merger termination payment received from WillScot Mobile Mini in 2024 and $63.2 million in transaction costs incurred, net of provision for income taxes, the Company's reported full year 2025 net income increased $10.9 million, or 7%, and diluted earnings per share increased $0.43, or 7%.

The Company also announced that the board of directors declared a cash dividend of $0.495 per share for the upcoming quarter ending March 31, 2026, a quarterly increase of $0.01, or 2%, over the prior year period. The cash dividend will be payable on April 30, 2026 to all shareholders of record on April 16, 2026. This marks 35 consecutive years the Company has increased its annual dividend.

Fourth QUARTER 2025 YEAR-OVER-YEAR Company HIGHLIGHTS:

•
Rental operations revenues increased 6% to $170.0 million.
•
Sales revenues increased 5% to $84.4 million.
•
Total revenues increased 5% to $256.8 million.
•
Income from operations increased 18% to $74.2 million.
•
Adjusted EBITDA1 increased 14% to $104.9 million.
•
Dividend rate of $0.485 per share for the fourth quarter 2025. On an annualized basis, this dividend represents a 1.7% yield on the February 24, 2026 close price of $114.48 per share.

Joe Hanna, President and CEO of McGrath, made the following comments:

“We were pleased with our strong fourth quarter results. The 5% increase in companywide revenues and 14% increase in Adjusted EBITDA were driven by Mobile Modular and TRS-RenTelco.

Modular rental revenues increased 2% compared to last year, with growth driven by our commercial customer base. We continued to make progress with our long-term modular growth initiatives, Mobile Modular Plus and Site Related Services, and broadening our geographic coverage. Used equipment sales and Site Related Services contributed to higher gross profit for the quarter.

Portable Storage rental revenues grew 3%, benefiting from some incremental seasonal retail business. Commercial construction project activity remained soft, but we are hopeful that market demand conditions for this segment are showing signs of stabilization.

TRS-RenTelco had an impressive quarter, as improved market conditions supported rental revenue growth of 13% over last year and strong used equipment sales. Demand was robust throughout the quarter, with a very modest seasonal slowdown at year end.

I appreciate the deep commitment, engagement and execution from our McGrath team members to deliver solid results for the year despite challenging non-residential construction demand conditions faced by our Modular and Portable Storage businesses. These results demonstrate the resilience of our people and our strategy. I am encouraged by our start to 2026 and confident that our teams are very focused on building on last year’s progress.”

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended December 31, 2025 to the quarter ended December 31, 2024 unless otherwise indicated.

Mobile Modular

For the fourth quarter of 2025, the Company’s Mobile Modular division reported Adjusted EBITDA of $68.7 million, an increase of $7.7 million, or 13%, when compared to the same quarter in 2024.

•
Rental revenues increased 2% to $83.3 million, depreciation expense increased 7% to $11.1 million, and other direct costs increased 3% to $19.1 million, which resulted in a comparable gross profit on rental revenues of $53.1 million.
•
Rental related services revenues increased 10% to $35.5 million, primarily attributable to higher site related services and repair revenues, with associated gross profit increasing 23% to $14.2 million.
•
Sales revenues decreased 1% to $55.4 million, due to lower new equipment sales, partly offset by higher used equipment sales. Gross margin on sales was 34% in 2025 compared to 26% in 2024, resulting in a 32% increase in gross profit on sales revenues to $18.8 million. The higher gross margin on sales was primarily attributed to a higher mix of used versus new sales during the quarter.
•
Selling and administrative expenses decreased $0.6 million to $36.7 million, when compared to the prior year.

Portable storage

For the fourth quarter of 2025, the Company’s Portable Storage division reported Adjusted EBITDA of $9.6 million, a decrease of $0.3 million, or 3%, when compared to the same quarter in 2024.

•
Rental revenues increased 3% to $17.3 million, depreciation expense increased 6% to $1.1 million, and other direct costs increased 16% to $1.7 million, which resulted in an increase in gross profit on rental revenues of 2% to $14.5 million.
•
Rental related services revenues increased 8% to $4.2 million, primarily attributable to higher delivery and return delivery activities, with gross loss increasing $0.4 million to $0.5 million in 2025.
•
Sales revenues increased $0.3 million to $2.1 million, primarily from higher used equipment sales. Gross margin on sales was 37% compared to 36% in 2024, resulting in a 24% increase in gross profit on sales revenues to $0.8 million.
•
Selling and administrative expenses increased $0.2 million to $7.6 million, when compared to the prior year.

TRS-RenTelco

For the fourth quarter of 2025, the Company’s TRS-RenTelco division reported Adjusted EBITDA of $23.1 million, an increase of 21%, when compared to the same quarter in 2024.

•
Rental revenues increased 13% to $28.7 million, depreciation expense decreased 4%, and other direct costs increased 22%, resulting in a 26% increase in gross profit on rental revenues to $12.7 million. The rental revenue increase was primarily due to strengthened end markets, resulting in higher average rental equipment on rent and higher average monthly rental rates when compared to the prior year.

•
Sales revenues increased 42% to $10.3 million and gross profit on sales revenues increased 58% to $6.6 million.
•
Selling and administrative expenses increased 12%, to $7.7 million, when compared to the prior year.

financial outlook:

For the full-year 2026, the Company expects:

		2026 Outlook	2025 Actual
•	Total revenue:	$945 to $995 million	$944 million
•	Adjusted EBITDA[1,2]:	$360 to $378 million	$362 million
•	Gross rental equipment capital expenditures:	$180 to $200 million	$143 million
1.
Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and non-operating transactions. A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.
2.
Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 45 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported 35 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

McGrath is headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of January 16, 2026, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on February 25, 2026 to discuss the fourth quarter 2025 results. To participate in the teleconference, dial 1-800-274-8461 (in the U.S.), or 1-203-518-9814 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-800-839-5152 (in the U.S.), or 1-402-220-2694 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward-looking statements. These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology. In particular, the discussion under the heading “Financial Outlook” and Mr. Hanna’s comments about the commercial construction market project activity showing signs of stabilization and the team’s ability to build upon 2025’s progress, are forward looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: our expectations around continued

business momentum entering 2026; the continued impact of tariff actions and macroeconomic factors, including fiscal policy uncertainty, government budgetary constraints, or other political or regulatory developments; health of the education and commercial markets in our modular building division; competition within the modular business; the activity levels in the semiconductor and general purpose and communications test equipment markets at TRS-RenTelco; the activity levels in commercial construction projects and impact on Portable Storage segment; continued execution of our strategic performance improvement initiatives; our ability to successfully increase prices to offset cost increases; our ability to effectively manage our rental assets; and our ability to retain and attract talent and uncertainty associated with the Chief Executive Officer transition, as well as the other factors disclosed under “Risk Factors” in the Company’s 2025 Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof and are based on management’s reasonable assumptions, however these assumptions can be wrong or affected by known or unknown risks and uncertainties. No forward-looking statement can be guaranteed, and subsequent facts or circumstances may contradict, obviate, undermine or otherwise fail to support or substantiate such statements. Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP

CONSOLIDATED STATEMENTS OF INCOME (AUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenues
Rental	$129,332	$124,220	$503,918	$489,929
Rental related services	40,701	36,858	161,722	148,498
Rental operations	170,033	161,078	665,640	638,427
Sales	84,437	80,298	269,196	262,290
Other	2,290	2,370	9,399	10,225
Total revenues	256,760	243,746	944,235	910,942
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	22,138	21,755	86,937	88,267
Rental related services	26,814	25,204	112,026	103,419
Other	26,830	24,931	118,309	109,116
Total direct costs of rental operations	75,782	71,890	317,272	300,802
Costs of sales	52,409	57,099	171,987	174,725
Total costs of revenues	128,191	128,989	489,259	475,527
Gross profit	128,569	114,757	454,976	435,415
Expenses:
Selling and administrative expenses	54,401	51,669	211,353	200,432
Other income, net	—	—	—	(9,281)
Income from operations	74,168	63,088	243,623	244,264
Interest expense	6,492	8,858	30,622	47,241
Foreign currency exchange (gain) loss	(26)	270	(80)	215
Gain on merger termination from WillScot Mobile Mini	—	—	—	(180,000)
WillScot Mobile Mini transaction costs	—	2,002	—	63,159
Income from continuing operations before provision for income taxes	67,702	51,958	213,081	313,649
Provision for income taxes from continuing operations	17,873	13,009	56,773	81,922
Net income	$49,829	$38,949	$156,308	$231,727
Earnings per share:
Basic	$2.02	$1.59	$6.35	$9.44
Diluted	$2.02	$1.58	$6.35	$9.43
Shares used in per share calculation:
Basic	24,612	24,551	24,602	24,541
Diluted	24,647	24,587	24,633	24,570
Cash dividends declared per share	$0.485	$0.475	$1.94	$1.90

MCGRATH RENTCORP

CONSOLIDATED BALANCE SHEETS

(AUDITED)

	December 31,
(in thousands)	2025	2024
Assets
Cash	$295	$807
Accounts receivable, net of allowance for credit losses of $2,866 at December 31, 2025 and 2024	231,865	219,342
Rental equipment, at cost:
Relocatable modular buildings	1,485,794	1,414,367
Portable storage containers	245,141	240,846
Electronic test equipment	337,100	343,982
	2,068,035	1,999,195
Less: accumulated depreciation	(647,137)	(611,536)
Rental equipment, net	1,420,898	1,387,659
Property, plant and equipment, net	233,492	197,439
Inventories	8,027	14,304
Prepaid expenses and other assets	83,351	80,477
Intangible assets, net	46,605	54,332
Goodwill	332,584	323,224
Total assets	$2,357,117	$2,277,584
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$514,924	$590,208
Accounts payable	66,233	60,082
Accrued liabilities	114,764	113,961
Deferred income	110,593	109,836
Deferred income taxes, net	313,580	280,129
Total liabilities	1,120,094	1,154,216
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,612 shares as of December 31, 2025 and 24,551 shares as of December 31, 2024	121,785	116,253
Retained earnings	1,115,238	1,007,115
Total shareholders’ equity	1,237,023	1,123,368
Total liabilities and shareholders’ equity	$2,357,117	$2,277,584

MCGRATH RENTCORP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AUDITED)

	Twelve Months Ended December 31,
(in thousands)	2025	2024
Cash Flows from Operating Activities:
Net income	$156,308	$231,727
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	107,069	107,455
Deferred income taxes (benefits)	33,451	38,574
Provision for credit losses	1,726	1,890
Share-based compensation	11,225	9,502
Gain on sale of property, plant and equipment	—	(9,281)
Gain on sale of used rental equipment	(44,191)	(35,085)
Foreign currency exchange (gain) loss	(80)	215
Amortization of debt issuance costs	206	66
Change in:
Accounts receivable	(14,249)	6,136
Inventories	6,277	1,121
Prepaid expenses and other assets	(2,873)	6,887
Accounts payable	(330)	11,836
Accrued liabilities	816	4,924
Deferred income	328	(1,592)
Net cash provided by operating activities	255,683	374,375
Cash Flows from Investing Activities:
Purchases of rental equipment	(142,576)	(191,231)
Purchases of property, plant and equipment	(44,380)	(40,228)
Cash paid for acquisition of businesses	(23,785)	—
Proceeds from sales of used rental equipment	83,629	68,453
Proceeds from sales of property, plant and equipment	—	12,251
Net cash used in investing activities	(127,112)	(150,755)
Cash Flows from Financing Activities:
Net payments under bank lines of credit	(77,490)	(172,560)
Principal payment of term note agreement	(73,000)	—
Borrowings under Series G senior notes	75,000	—
Taxes paid related to net share settlement of stock awards	(5,693)	(4,371)
Payment of dividends	(47,900)	(46,759)
Net cash used in financing activities	(129,083)	(223,690)
Net decrease in cash	(512)	(70)
Cash balance, beginning of period	807	877
Cash balance, end of period	$295	$807
Supplemental Disclosure of Cash Flow Information:
Gain on merger termination, net of transaction costs, presented under net cash provided by operating activities	$—	$116,841
Interest paid, during the period	$29,905	$48,324
Net income taxes paid, during the period	$10,116	$36,524
Dividends accrued during the period, not yet paid	$12,749	$12,482
Rental equipment acquisitions, not yet paid	$11,670	$5,393

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2025
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated

Revenues
Rental	83,347	17,286	28,699	—	129,332
Rental related services	35,471	4,241	989	—	40,701
Rental operations	118,818	21,527	29,688	—	170,033
Sales	55,359	2,131	10,310	16,637	84,437
Other	1,576	143	571	—	2,290
Total revenues	175,753	23,801	40,569	16,637	256,760

Costs and Expenses
Direct costs of rental operations:
Depreciation	11,101	1,071	9,966	—	22,138
Rental related services	21,263	4,787	764	—	26,814
Other	19,120	1,726	5,984	—	26,830
Total direct costs of rental operations	51,484	7,584	16,714	—	75,782
Costs of sales	36,575	1,333	3,709	10,792	52,409
Total costs of revenues	88,059	8,917	20,423	10,792	128,191

Gross Profit (Loss)
Rental	53,126	14,489	12,749	—	80,364
Rental related services	14,208	(546)	225	—	13,887
Rental operations	67,334	13,943	12,974	—	94,251
Sales	18,784	798	6,601	5,845	32,028
Other	1,576	143	571	—	2,290
Total gross profit	87,694	14,884	20,146	5,845	128,569
Selling and administrative expenses	36,656	7,562	7,687	2,496	54,401
Income from operations	$51,038	$7,322	$12,459	$3,349	$74,168
Interest expense					6,492
Foreign currency exchange loss					(25)
Provision for income taxes					17,872
Net income					$49,829

Other Information
Adjusted EBITDA [1]	$68,684	$9,637	$23,122	$3,453	$104,896
Average rental equipment [2]	$1,352,525	$239,317	$334,719
Average monthly total yield [3]	2.05%	2.41%	2.86%
Average utilization [4]	71.3%	61.2%	64.5%
Average monthly rental rate [5]	2.88%	3.94%	4.43%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2024
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated

Revenues
Rental	82,108	16,713	25,399	—	124,220
Rental related services	32,140	3,933	785	—	36,858
Rental operations	114,248	20,646	26,184	—	161,078
Sales	55,983	1,806	7,270	15,239	80,298
Other	1,598	211	561	—	2,370
Total revenues	171,829	22,663	34,015	15,239	243,746

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,405	1,011	10,339	—	21,755
Rental related services	20,572	4,056	576	—	25,204
Other	18,534	1,493	4,904	—	24,931
Total direct costs of rental operations	49,511	6,560	15,819	—	71,890
Costs of sales	41,705	1,161	3,080	11,153	57,099
Total costs of revenues	91,216	7,721	18,899	11,153	128,989

Gross Profit (Loss)
Rental	53,169	14,209	10,156	—	77,534
Rental related services	11,568	(123)	209	—	11,654
Rental operations	64,737	14,086	10,365	—	89,188
Sales	14,278	645	4,190	4,086	23,199
Other	1,598	211	561	—	2,370
Total gross profit	80,613	14,942	15,116	4,086	114,757
Selling and administrative expenses	35,789	7,133	6,550	2,197	51,669
Income from operations	$44,824	$7,809	$8,566	$1,889	$63,088
Interest expense					8,858
Foreign currency exchange loss					270
Willscot Mobile Mini transaction costs					2,002
Provision for income taxes					13,009
Net income					$38,949

Other Information
Adjusted EBITDA [1]	$60,994	$9,922	$19,099	$1,987	$92,002
Average rental equipment [2]	$1,270,068	$231,332	$349,018
Average monthly total yield [3]	2.15%	2.41%	2.43%
Average utilization [4]	76.0%	61.2%	59.1%
Average monthly rental rate [5]	2.84%	3.94%	4.11%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2025
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated

Revenues
Rental	326,919	67,593	109,406	—	503,918
Rental related services	141,662	16,453	3,607	—	161,722
Rental operations	468,581	84,046	113,013	—	665,640
Sales	170,668	7,779	33,349	57,400	269,196
Other	5,879	989	2,531	—	9,399
Total revenues	645,128	92,814	148,893	57,400	944,235

Costs and Expenses
Direct costs of rental operations:
Depreciation	43,206	4,196	39,535	—	86,937
Rental related services	91,262	17,763	3,001	—	112,026
Other	88,122	7,361	22,826	—	118,309
Total direct costs of rental operations	222,590	29,320	65,362	—	317,272
Costs of sales	113,058	4,842	15,283	38,804	171,987
Total costs of revenues	335,648	34,162	80,645	38,804	489,259

Gross Profit (Loss)
Rental	195,591	56,036	47,045	—	298,672
Rental related services	50,400	(1,310)	606	—	49,696
Rental operations	245,991	54,726	47,651	—	348,368
Sales	57,610	2,937	18,066	18,596	97,209
Other	5,879	989	2,531	—	9,399
Total gross profit	309,480	58,652	68,248	18,596	454,976
Selling and administrative expenses	142,811	30,575	29,558	8,409	211,353
Income from operations	$166,669	$28,077	$38,690	$10,187	$243,623
Interest expense					30,622
Foreign currency exchange loss					(80)
Provision for income taxes					56,773
Net income					$156,308

Other Information
Adjusted EBITDA [1]	$233,955	$37,317	$80,588	$10,603	$362,463
Average rental equipment [2]	$1,316,606	$236,054	$334,407
Average monthly total yield [3]	2.07%	2.39%	2.73%
Average utilization [4]	73.0%	60.8%	63.8%
Average monthly rental rate [5]	2.83%	3.92%	4.27%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2024
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated

Revenues
Rental	318,149	69,983	101,797	—	489,929
Rental related services	127,589	17,702	3,207	—	148,498
Rental operations	445,738	87,685	105,004	—	638,427
Sales	183,234	5,695	27,531	45,830	262,290
Other	6,394	1,117	2,714	—	10,225
Total revenues	635,366	94,497	135,249	45,830	910,942

Costs and Expenses
Direct costs of rental operations:
Depreciation	40,399	3,982	43,886	—	88,267
Rental related services	83,547	17,267	2,605	—	103,419
Other	83,023	5,816	20,277	—	109,116
Total direct costs of rental operations	206,969	27,065	66,768	—	300,802
Costs of sales	124,886	3,551	12,426	33,862	174,725
Total costs of revenues	331,855	30,616	79,194	33,862	475,527

Gross Profit
Rental	194,727	60,185	37,634	—	292,546
Rental related services	44,042	435	602	—	45,079
Rental operations	238,769	60,620	38,236	—	337,625
Sales	58,348	2,144	15,105	11,968	87,565
Other	6,394	1,117	2,714	-	10,225
Total gross profit	303,511	63,881	56,055	11,968	435,415
Selling and administrative expenses	136,670	29,197	27,000	7,565	200,432
Other income, net	(6,220)	(1,319)	(1,742)	—	(9,281)
Income from operations	$173,061	$36,003	$30,797	$4,403	$244,264
Interest expense					47,241
Foreign currency exchange loss					215
Gain on merger termination from WillScot Mobile Mini					(180,000)
Willscot Mobile Mini transaction costs					63,159
Provision for income taxes					81,922
Net income					$231,727

Other Information
Adjusted EBITDA [1]	$229,160	$43,255	$74,525	$4,785	$351,725
Average rental equipment [2]	$1,221,900	$227,600	$362,558
Average monthly total yield [3]	2.17%	2.56%	2.34%
Average utilization [4]	77.5%	64.9%	57.3%
Average monthly rental rate [5]	2.80%	3.95%	4.08%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs, gains on property sales and non-operating transactions. The gain on merger termination from WillScot Mobile Mini was considered a non-operating transaction and is excluded from Adjusted EBITDA. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges and non-recurring transactions, including share-based compensation, transaction costs, gains on property sales and non-operating transactions, is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP and may be different from non−GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges, transaction costs, gains on property sales and non-operating transactions. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure, as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income	$49,829	$38,949	$156,308	$231,727
Provision for income taxes	17,873	13,009	56,773	81,922
Interest expense	6,492	8,858	30,622	47,241
Depreciation and amortization	27,352	26,631	107,069	107,455
EBITDA	101,546	87,447	350,772	468,345
Share-based compensation	3,137	2,553	11,225	9,502
Transaction costs [3]	213	2,002	466	63,159
Other income, net [4]	—	—	—	(9,281)
Gain on merger termination from WillScot Mobile Mini [5]	—	—	—	(180,000)
Adjusted EBITDA [1]	$104,896	$92,002	$362,463	$351,725
Adjusted EBITDA margin [2]	41%	38%	38%	38%

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$80,918	$36,779	$255,683	$374,375
Change in certain assets and liabilities:
Accounts receivable, net	(9,481)	(5,187)	12,523	(8,026)
Inventories, prepaid expenses and other assets	(4,406)	13,101	(3,404)	(6,887)
Accounts payable and accrued liabilities	(4,953)	(24,690)	13,903	(128,981)
Deferred income	20,174	14,089	(328)	1,592
Amortization of debt issuance costs	(2)	(60)	(206)	(66)
Foreign currency exchange gain (loss)	28	(266)	80	(215)
Gain on sale of used rental equipment	14,003	9,900	44,191	35,085
Income taxes paid, net of refunds received	3,579	40,350	10,116	36,524
Interest paid	5,036	7,986	29,905	48,324
Adjusted EBITDA [1]	$104,896	$92,002	$362,463	$351,725

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions. Adjusted EBITDA for the twelve months ended December 31, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks.

2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

3. Transaction costs include acquisition and divestiture related legal and professional fees and other costs specific to these transactions.

4. Other income, net consists of net gains on property, plant and equipment sales that are infrequent in nature and excluded from Adjusted EBITDA.

5. The gain on merger termination from WillScot Mobile Mini was considered a non-operating transaction and is excluded from Adjusted EBITDA.